Exhibit 10.7

U.S. GOLDMINING INC.

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of September [●], 2022 between U.S. GoldMining Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and [●] (the “Awardee”) pursuant to the Company’s Equity Incentive Plan dated September [●], 2022 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Plan.

1.	AWARD OF RESTRICTED STOCK

1.1	Award. Pursuant and subject to the terms of the Plan, effective the date hereof (the “Award Date”), the Company hereby awards to the Awardee (the “Award”) [●] newly issued shares of Common Stock as Restricted Stock under the Plan (the “Restricted Stock”), as consideration for past services of the Awardee to the Company. Such Restricted Stock will be issued by the Company to the Awardee and registered in the name of the Awardee on the stock transfer books of the Company as soon as reasonably practicable with the execution of this Agreement and shall, at all times, be subject to the terms of this Agreement and the Plan.

1.2	Deemed Price. The deemed price per Restricted Stock underlying the Award is US$[0.18], being the Fair Market Value of each Restricted Stock on the Award Date as determined by the board of directors of the Company (the “Board”) in accordance with the Plan.

1.3	Rights as Stockholder. Except for the restrictions set forth in Section 2 hereof and under the Plan, the Awardee shall have all of the rights and privileges of a stockholder of the Company as to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive dividends and other distributions that may be declared or made by the Company from time to time; provided that, any dividends or other distributions with respect to the Restricted Stock shall be withheld by the Company for the Awardee’s account. The dividends or other distributions so withheld by the Company and attributable to any particular share of the Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Awardee upon such share becoming a Released Stock (as defined herein) and, if such share is forfeited or otherwise cancelled in accordance with this Award Agreement, the Awardee shall have no right to such dividends or other distributions.

2.	RESTRICTIONS

2.1	Restricted Period. The Restricted Stock shall be deemed to be forfeited and surrendered by the Awardee to the Company for cancellation, without the requirement of any further consideration from, or action by, the Company:

(a)	with respect to 15% of the Restricted Stock, if the Company has not completed equity financing(s) in an aggregate amount of at least $15,000,000 (United States dollars) prior to or concurrently with the earlier of: (i) the date that is two years after the Award Date; and (ii) the occurrence of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company or other distribution of all or substantially all of the assets of the Company among its shareholders for the purpose of winding-up its affairs or any merger with or sale of the outstanding shares of the Company or all or substantially all of its assets to a third-party (an “Exit Transaction”), provided that, for greater certainty, the following shall not be considered an Exit Transaction: (A) any amalgamation, merger or consolidation of the Company with or into a person that controls or is controlled by the Company or that is controlled by the same person that controls the Company; (B) a transaction undertaken solely for the purpose of changing the Company’s place of domicile or jurisdiction of incorporation; (C) an equity financing of the Company; and (D) completion of an Initial Public Offering, spin-off from GoldMining Inc. or other going public transaction (each, an “IPO Event”);

2

(b)	with respect to 15% of the Restricted Stock, an IPO Event has not occurred that values the Company at a minimum of $100,000,000 (United States dollars) prior to the date that is two years after the Award Date;

(c)	with respect to 15% of the Restricted Stock, if the Awardee ceases to be a director, officer, employee or consultant of the Company at any time during the period from the Award Date until the date that is two years after the Award Date;

(d)	with respect to 15% of the Restricted Stock, if the Company has not re-established camp and performed of a minimum of 10,000m of drilling prior to the date that is three years after the Award Date;

(e)	with respect to 15% of the Restricted Stock, if the Company has not achieved a share price of $15.00 (United States dollars) prior to the date that is four years after the Award Date;

(f)	with respect to 15% of the Restricted Stock, if the Company has not achieved a $250,000,000 (United States dollars) market capitalization, based on the number of outstanding shares of the Company multiplied by the volume-weighted average price for any applicable 5 consecutive trading day period on the principal stock exchange on which the shares of the Company are listed prior to the date that is five years after the Award Date; or

(g)	with respect to 10% of the Restricted Stock, if the Company has not achieved a share price of $25.00 (United States dollars) prior to the date that is six years after the Award Date.

Share price targets set in this Section 2.1 shall be deemed achieved if and when the applicable threshold is met based upon the volume-weighted average price for 5 consecutive trading days on the principal stock exchange on which the shares of the Company are listed.

For the purposes of this Agreement, the Award and the Plan, the “Restricted Period” in respect of the number of Restricted Stock referenced in each of Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e), 2.1(f) and 2.1(g) respectively, means the period from the Award Date until the earlier of: (i) the satisfaction of the condition in the applicable Section in accordance with its terms; or (ii) the date that such Restricted Stock is deemed forfeited in accordance with its terms. Upon satisfaction of the conditions referenced in any of Section 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e), 2.1(f) and 2.1(g) in accordance with their respective terms, the Restricted Stock subject to that section will be “Released Stock” for the purposes of this Agreement and will be deemed “vested” and will no longer be Restricted Stock for the purposes of this Agreement or the Plan.

3

2.2	Determinations. Determination of the achievement of the thresholds set out in Section 2.1 shall be made by the Board, in its sole and absolute discretion.

2.3	Change of Control. In the event of a Change of Control, all restrictions upon any Restricted Stock shall lapse immediately and all such Restricted Stock shall become Released Stock for the purposes of this Agreement and will be deemed “vested” and will no longer be Restricted Stock for the purposes of this Agreement or the Plan.

2.4	Restrictions. In addition to the restrictions set forth in the Plan and this Agreement, for the duration of the Restricted Period and until the Restricted Stock become Released Stock:

(a)	the Awardee shall not be entitled to delivery of any share certificates with respect to the Restricted Stock and any such certificate will be held by the Company until the shares represented thereby are Released Stock;

(b)	the Awardee shall not sell, assign, transfer, pledge or otherwise encumber or dispose of the Restricted Stock;

(c)	the Restricted Stock will remain subject to forfeiture and cancellation in accordance with the Plan and this Agreement; and

(d)	if any of the Restricted Stock is forfeited by the Awardee to the Company in accordance with the terms of Section 2.1 hereof, all rights of the Awardee to such Restricted Stock and as a stockholder with respect to such Restricted Stock shall terminate in accordance with Section 5.04 of the Plan and without further obligation on the part of the Company.

2.5	Earlier Termination. Notwithstanding the Restricted Period, if the Awardee is: (i) terminated by the Company; (ii) voluntarily resigns his or her engagement or employment with the Company; or (iii) ceases to work for the Company as a result of retirement (which shall mean termination of employment by the Awardee on or after age 65 or age 60 with 5 years of service), death or Total and Permanent Disability (each, a “Service Termination”), in each case, prior to the expiry of the applicable Restricted Period, any Restricted Stock that have not become Released Stock at the time of the Service Termination shall automatically, and without any requirement of notice to the Awardee or the requirement of any further consideration from, or action by, the Company, be deemed to have been forfeited by the Awardee and surrendered by the Awardee to the Company for cancellation.

4

2.6	Legend. Any certificate or other document evidencing the Restricted Stock shall bear such legend as the Company deems appropriate, including any legends required under applicable securities law. In addition, any certificate representing the Restricted Stock will bear the following legend:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain U. S. Goldmining Inc. 2022 Equity Incentive Plan, a copy of which is on file at the principal office of the Company in [Vancouver, British Columbia]. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

Such legend shall be removed only if and to the extent that the applicable Restricted Stock become Released Stock.

2.7	Power of Attorney / Further Assurances. The Awardee hereby irrevocably grants to the Company a power of attorney to transfer to the Company any Restricted Stock that is forfeited by the Awardee in accordance with this Agreement or the Plan and hereby authorizes the Company to take any actions necessary to complete the surrender and cancellation of such forfeited Restricted Stock on behalf of the Awardee, including entering such surrender and removing the Awardee’s name from the stock register of the Company in respect of any such forfeited Restricted Stock. The Awardee further agrees to use his or her reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the Company in doing, all things necessary, proper or advisable under applicable laws or otherwise in connection with any forfeiture or cancellation of the Restricted Stock in accordance with the terms of this Agreement.

5

3.	MISCELLANEOUS

3.1	No Right to Continued Position. This Agreement shall not confer on the Awardee any right to be retained in any position, as a director, executive officer or consultant of the Company. Nothing in this Agreement shall be deemed to entitle the Awardee to receive any consideration beyond the Award.

3.2	Tax Matters.

(a)	The Awardee hereby authorizes the Company to withhold from any amount otherwise payable to the Awardee any amounts required by any taxing authority to be withheld by the Company for taxes of any kind as a consequence of the Awardee’s participation in the Plan, receipt of this Award or issuance of the Restricted Stock.

(b)	The Awardee acknowledges that the tax consequences associated with this Award are complex and that the Company has urged the Awardee to review with the Awardee’s own tax advisors the federal, provincial, state and local tax consequences of this Award. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Awardee understands that they (and not the Company) shall be responsible for the Awardee’s own tax liability that may arise as a result of the Award.

3.3	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Nevada. The parties attorn to the exclusive jurisdiction of the courts situated in Nevada in relation to any matter relating to this Agreement.

3.4	Inurement. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Awardee and his heirs, executors and administrators.

3.5	Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Awardee, to the Awardee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by such party. This Agreement shall be effective from the Award Date, notwithstanding its date of execution.

3.6	Amendment and Waiver. Subject to the terms and conditions of the Plan, this Agreement may be amended or modified by means of a written document or documents signed by the Company. If such amendment or modification shall adversely affect any rights of the Awardee, such amendment or modification shall be signed by the Awardee, unless such amendment or modification is required by law. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

3.7	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

3.8	Incorporation of the Plan and Conflicts. This Agreement and the Award are subject to all of the terms and provisions of the Plan, as it may be amended and supplemented from time to time (including any determinations made by the Board in accordance with the terms of the Plan), and all of such terms and provisions are hereby incorporated herein and made a part hereof. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

3.9	Counterpart. This Agreement may be executed in counterparts in the same form and by facsimile and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the Agreement.

[Intentionally left blank]

If you wish to accept this Award, please print your name and sign and date this Restricted Stock Award Agreement, as set out below.

U.S. GOLDMINING INC.

By
Name:
Title:

I have read the foregoing Agreement and accept this Award to receive shares of Common Stock in accordance with and subject to the terms and conditions of this Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Chief Executive Officer of the Company. I agree to be bound by the terms and conditions of the Plan governing this Award.

SIGNED, SEALED and DELIVERED by [●] in the presence of:	)
)
)
Signature	)
)
)
Name	)	[●]
)
)
Address	)
)
)
Occupation	)